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                                 EXHIBIT 10.90

                AGREEMENT FOR PURCHASE AND SALE OF PROPERTY FOR

                                IKON BUILDINGS
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                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 23/rd/ day of July, 2001, by and between SV RESERVE, L.P., a Texas limited partnership ("Seller") and WELLS CAPITAL, INC., a Georgia corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

               (a) all that tract or parcel of land (the "Land") located in Houston, Texas, containing approximately 15.71 acres, having an address of
                                              -----
     810-820 Gears Road, and being more particularly described on Exhibit "A"
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     hereto; and

               (b) all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

               (c) all buildings, structures, and improvements situated on the Land, including, without limitation, two (2) office buildings containing approximately 157,790 square feet of leasable space, the parking areas
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     containing approximately 851 parking spaces and other amenities located on
                              ---
     the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land (all of which are herein collectively referred to as the "Improvements"); and

               (d) all personal property now owned by Seller and located on the Land and Improvements ("Personal Property"); and

               (e) all of Seller's right, title, and interest, as landlord or lessor, in and to that certain lease agreement with IKON Office Solutions, Inc. (the "Tenant"), dated December 17, 1999, together with all modifications and amendments thereto (the "Lease"); and

               (f) all of Seller's right, title, and interest in and to the plans and specifications with respect to the Improvements and any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements, including the name of the Improvements and the logo therefor, if any.

     2.   Earnest Money. Within two (2) business days after the full execution
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of this Agreement, Purchaser shall deliver to Heritage Title Company, as agent for Chicago Title Insurance Company ("Escrow Agent"), whose offices are at 98 San Jacinto Boulevard, Suite 400, Austin, Texas 78701, Attention: John Bruce, Purchaser's check, payable to Escrow Agent, in the amount of $250,000.00 (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent in accordance with this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Earnest Money shall remain with and become a part of the Earnest Money.

     3.   Purchase Price. Subject to adjustment and credits as otherwise
          --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be TWENTY MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($20,650,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by cashier's check or by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement. If Seller has not received good funds by 2:00 p.m. Atlanta, Georgia time on the date of Closing, the adjustments to the Purchase Price shall be re-prorated as of the first business day following such date of Closing.

     4.   Purchaser's Inspection and Review Rights. Subject to the rights of the
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Tenant, Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and upon reasonable prior notice and from time to time. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. All such inspections shall be non-destructive in nature and specifically shall not include any physically intrusive testing; provided however, that if Purchaser desires to undertake such intrusive testing, Purchaser shall first obtain Seller's written approval which shall not be unreasonably withheld if Purchaser conducts such testing in accordance with commercially customary standards; and provided further that if Purchaser's Phase I Environmental Report recommends a Phase II investigation, Seller shall be entitled to withhold its consent to such investigation in its sole discretion. At all reasonable times prior to the Closing (as hereinafter defined), Seller shall make available to Purchaser, or Purchaser's agents and representatives, for review and copying, all books, records, and files in Seller's possession relating to the operation of the Property, including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property; provided, however, Seller shall not be required to deliver or make available to Purchaser any appraisals, budgets, strategic plans, internal analyses, information regarding the marketing of the Property for sale, attorney and accountant work product or privileged documents and/or other information which would not be relevant in connection with a customary due diligence investigation of a property comparable to the Property. Seller further agrees to provide to Purchaser prior to the date which is five (5) days after the effective date of this Agreement, to the extent the same are in the possession of or under the control of Seller, the most current boundary and "as-built" surveys of the Land and Improvements and any title insurance policies, building inspection reports, environmental reports, certificates of occupancy, building permits, ad valorem tax bills, certificates of insurance and instruments reflecting the approval of any association governing the Property relating thereto. Seller further agrees to assist in good faith and cooperate with Purchaser in the review of the books, records, and files relating to the Property. At no cost to Seller, Seller shall request the authors of existing environmental reports to issue reliance letters addressed to Purchaser and Purchaser's lender, if any, and provide Purchaser with an introduction so Purchaser might pursue the matter. If the Closing is not consummated hereunder, Purchaser shall promptly deliver copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with Purchaser's inspections of the Property; provided however, that the delivery of such copies and information shall be without warranty or representation whatsoever, express or implied. Purchaser shall maintain and shall insure that Purchaser and Purchaser's consultants and contractors maintain public liability insurance and property damage insurance in an amount not less than Two Million Dollars ($2,000,000) and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser's behalf and, at Seller's request, Purchaser shall furnish Sellers with appropriate certificates and endorsements reflecting Seller as an additional insured under any such insurance.

     5.   Special Condition to Closing. Purchaser shall have to and through
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August 27, 2001 (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Seller shall be entitled to receive and retain the sum of Twenty-Five Dollars ($25.00) of the Earnest Money, and the balance of the Earnest Money

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shall be promptly refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

     6.   General Conditions Precedent to Purchaser's Obligations Regarding the
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Closing. In addition to the conditions to Purchaser's obligations set forth in
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Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to
Seller:

          (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the date of Closing (as hereinafter defined).

          (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

          (c) The Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements without exceptions other than as described in paragraph 7 pursuant to the Title Commitment.

          (d) Purchaser shall have received the Tenant Estoppel Certificate referred to in Paragraph 9(c) hereof, duly executed by the Tenant (as hereinafter defined) at least five (5) business days prior to Closing.

          (e) Tenant shall be in possession of its premises under the Lease, and rent shall have Commenced under the Lease.

     7.   Title and Survey.  Seller covenants and agrees that Seller shall, on
          ----------------
or before ten (10) days after the Effective Date of this Agreement, cause Chicago Title Insurance Company, or such other such title insurance company acceptable to Purchaser (herein referred to as the "Title Company"), to deliver to Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon the recording of the Deed conveying title to the Property from Seller to Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an owner's policy of title insurance, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Property to be in Purchaser subject only to the Permitted Exceptions (as hereinafter defined), with affirmative coverage over any mechanic's, materialman's and subcontractor's liens. Such Title Commitment shall not contain any exception for rights of parties in possession other than an exception for the right of the Tenant under the Lease. If the Title Commitment shall contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, the Title Commitment shall provide that such exception will be deleted upon the presentation of the Texas equivalent of an ALTA/ASCM survey acceptable to Title Company, in which case the Title Commitment shall be amended to contain an exception only for the matters shown on the as-built survey which Purchaser shall obtain at its sole cost and expense. Seller shall also cause to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment and the copies of the documents and instruments referred to therein, shall then have twenty (20) days during which to examine the same, after which Purchaser shall notify Seller in writing (the "Objection Notice") of any defects or objections affecting the marketability of the title to the Property. In the event the Objection Notice is not timely delivered to Seller, then except for matters arising subsequent to the effective date of the Title Commitment and Monetary Liens, Purchaser shall be deemed to have waived all other title objections and such matters which are not objected to in the Objection Notice shall be deemed a "Permitted Exception." Within five (5) days after Seller's receipt of the Objection Notice, Seller shall deliver to Purchaser a written notice (the "Response Notice") indicating whether Seller elects to cure the objections identified in the Objection Notice, except that in all events Seller shall be required to cure the following: outstanding deeds of trust and other security interests arising by, through or under Seller, undisputed mechanics and materialmen's liens, delinquent ad valorem property taxes and assessments and judgment liens ("Monetary Liens"). Failure to timely deliver a Response Notice shall be deemed to be an election by Seller not to cure any matters described in the Objection Notice. In the event Seller elects in the Response Notice not to cure any of Purchaser's objections in the Objection Notice, Purchaser may elect to terminate this Agreement and receive the Earnest Money by delivery within three (3) days after Purchaser's

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receipt of the Response Notice or Seller's deemed election, of a written notice of termination (the "Election Notice"). In the event Purchaser fails to timely elect to terminate this Agreement through the delivery of an Election Notice, Purchaser shall be deemed to elect not to terminate this Agreement pursuant to this Paragraph 7, and Seller shall convey title subject to the matters set forth in the Objection Notice which Seller has not agreed to cure, provided that in all events, Seller shall cure Monetary Liens.

     8.   Representations and Warranties of Seller. Seller hereby makes the
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following representations and warranties to Purchaser, each of which shall be deemed material:

          (a) Lease. Attached hereto as Exhibit "C" is a true and accurate copy
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     of the Lease, which is the only lease in effect relating to the Property.
     Seller is the "landlord" under the Lease and owns unencumbered legal and beneficial title to the Lease and the rents and other income thereunder, subject only to the collateral assignment of the Lease and the rents thereunder in favor of the holder of an existing mortgage or deed of trust encumbering the Property, which mortgage or deed of trust shall be cancelled and satisfied by Seller at the Closing.

          (b) Lease - Assignment. To the Seller's actual knowledge, the Tenant
              ------------------
     has not assigned its interest in the Lease or sublet any portion of the premises leased to the Tenant under the Lease.

          (c) Lease - Default. (i) Seller has not received any written notice of
              ---------------
     termination or default under the Lease, (ii) there are no existing or uncured defaults by Seller or to Seller's actual knowledge by the Tenant under the Lease, (iii) to Seller's actual knowledge, there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by the Tenant, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Lease required through the date hereof, and (iv) to Seller's actual knowledge, Tenant has not asserted in writing any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Lease.

          (d) Lease - Rents and Special Consideration. Tenant : (i) has not
              ---------------------------------------
     prepaid rent for more than the current month under the Lease, (ii) has not received and is not entitled to receive any rent concession in connection with its tenancy under the Lease other than as described in the Lease,
     (iii) is not entitled to any special work (not yet performed), or consideration (not yet given) in connection with its tenancy under the Lease, and (iv) does not have any deed, option, or other evidence of any right or interest in or to the Property, except for the Tenant's tenancy as evidenced by the express terms of the Lease. This representation shall not survive Closing if and to the extent such matters are covered in the Tenant Estoppel Certificate.

          (e) Lease - Commissions. No rental, lease, or other commissions with
              -------------------
     respect to the Lease are payable to Seller, any partner of Seller, any party affiliated with or related to Seller or any partner of Seller or any third party whatsoever, except any such commissions which have been cashed-out and paid and satisfied in full by Seller or by Seller's predecessor in title to the Property.

          (f) Lease - Acceptance of Premises. (i) Tenant has accepted its leased
              ------------------------------
     premises located within the Property, including any and all work performed therein or thereon pursuant to the Lease, (ii) Tenant is in full and complete possession of its premises under the Lease, and (iii) Seller has not received any written notice from the Tenant that the Tenant's premises are not in full compliance with the terms and provisions of Tenant's Lease or are not satisfactory for Tenant's purposes.

          (g) No Other Agreements. Other than the Lease, the Permitted
              -------------------
     Exceptions and those matters, if any, described on Exhibit "B" hereto, there are no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

          (h) No Litigation. There are no actions, suits, or proceedings
              -------------
     pending, or, to Seller's actual knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property. Seller has no knowledge of any pending or threatened

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

     application for changes in the zoning applicable to the Property or any portion thereof.

          (i) Condemnation. No condemnation or other taking by eminent domain of
              ------------
     the Property or any portion thereof has been instituted and, to Seller's actual knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (j)  Intentionally Omitted.
               ----------------------

          (k) No Assessments. To Seller's actual knowledge, no assessments have
              --------------
     been made against the Property that are unpaid, whether or not they have become liens.

          (l) Condition of Improvements. To the best of Seller's actual
              -------------------------
     knowledge, there are no latent structural or other defects, in the Improvements. This representation shall not survive Closing if and to the extent such matters are covered in the Tenant Estoppel Certificate.

           (m) Certificates. There has been no written notice or request of any
               ------------
     municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), or mortgagee directed to Seller and requesting the performance of any work or alteration to the Property which has not been complied with.

          (n)  Violations. Seller has received no written notice of any
               ----------
     violations of law, municipal or county ordinances, or other legal requirements with respect to the Property.

          (o) Intentionally Omitted.
              ---------------------

          (p) Intentionally Omitted.
              ---------------------

          (q) Bankruptcy. Seller is "solvent as said term is defined by
              ----------
     bankruptcy law" and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (r) Pre-existing Right to Acquire.  No person or entity has any right
              -----------------------------
     or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser.

          (s) Effect of Certification. To the best of Seller's knowledge,
              -----------------------
     neither this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Lease or the Permitted Exceptions.

          (t) Authorization. Seller is a duly organized and validly existing
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     limited partnership under the laws of the State of Texas. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (u) Seller Not a Foreign Person. Seller is not a "foreign person"
              ---------------------------
     which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (v) Intentionally Omitted.
              ---------------------

          (w) Contracts. Other than the Lease and the Permitted Exceptions,
              ---------
     there are no and Seller shall not enter into any service, management or maintenance contracts which are not terminable by Seller (or, after the Closing Date, by Purchaser) upon not more than thirty (30) days notice, or which, by their

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

     terms, have been fully performed, complied with or terminated (and are of no further force or effect) on or as of the Closing Date.

          (x) Knowledge Defined.  References to the "knowledge" of Seller shall
              -----------------
     refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of The Brookdale Group and shall not be construed, by imputation or otherwise, to refer to the knowledge of any affiliate, to any property manager, or to any other officer, agent, manager, representative or employee of The Brookdale Group, or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employee" shall refer to C.L. Davidson, III, Fred H. Henritze, Seabie W. Hickson, David Hendrickson and Patrick Walsh.

          (y) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Seller set forth in this Section 8 as updated by the certificate of Sellers to be delivered to Purchaser at Closing shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000), in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap (as defined below), and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said ninety (90)-day period and an action shall have been commenced by Purchaser against Seller within one hundred eighty (180) days of Closing. As used herein, the term "Cap" shall mean the total aggregate amount of $2,000,000. In no event shall Seller's aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to this Section 8 exceed the amount of the Cap.

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence, which disclosures shall thereafter be updated by Seller to the date of Closing. If there is any material change in any representations or warranties and Seller does not cure or correct such changes prior to Closing, then Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, or (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only (1) for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement, and (2) that Purchaser shall have the right to seek monetary damages from Seller for any changes in such representations and warranties intentionally and willfully caused by Seller or any such representations and warranties intentionally and willfully breached by Seller and not within the actual knowledge of Purchaser at the time of Closing.

          ACKNOWLEDGING PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT, HOWEVER, TO THE REPRESENTATIONS AND WARRANTIES OF SELLER MADE IN THIS AGREEMENT. EXCEPT FOR ANY SPECIFIC REPRESENTATION OR WARRANTY MADE BY SELLER IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES (I) THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (C) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, OR (D) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, AND (II) THAT NEITHER SELLER NOR ANY OF SELLER'S EMPLOYEES, AGENTS OR ATTORNEYS NOR ANY OF THEIR RESPECTIVE DIRECT OR INDIRECT PARTNERS, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, ADVISORS,

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

EMPLOYEES, AGENTS, TRUSTEES, SHAREHOLDERS, BENEFICIARIES, CONTRACTORS OR REPRESENTATIVES ARE MAKING OR SHALL BE DEEMED TO HAVE MADE ANY EXPRESS IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE.

     9.   Seller's Additional Covenants. Seller does hereby further covenant and
          -----------------------------
agree as follows:

          (a) Operation of Property.  Seller hereby covenants that, from the
              ---------------------
     date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Lease or enter into any new lease respecting the Property, (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, and
     (iv) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired.

          (b) Preservation of Lease. Seller shall, from and after the date of
              ---------------------
     this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder, including, without limitation, those actions necessary to place Tenant in possession and commence the payment of rent. Furthermore, Seller shall, for the same period of time, take such actions as are reasonably necessary to enforce the terms and provisions of the Lease. Seller hereby agrees that from and after full execution of this Agreement, Seller shall not credit any portion of the security deposit, if any, against defaults or delinquencies of the Tenant under the Lease.

          (c) Tenant Estoppel Certificate. Seller shall use commercially
              ---------------------------
     reasonable efforts to obtain and deliver to Purchaser on or before five (5) business days prior to Closing a fully completed estoppel certificate with respect to the Lease in substantially the form of Exhibit "D" (the "Tenant
                                                       -----------
     Estoppel Certificate"), duly executed by the Tenant thereunder. The Tenant Estoppel Certificate shall be executed as of a date not more than thirty
     (30) days prior to Closing. Purchaser agrees to accept a form which does not contain paragraphs 15 and 16 so long as Seller submits a bona fide request therefore to Tenant.

          (d) Insurance. From and after the date of this Agreement to the date
              ---------
     and time of Closing, Seller shall, at its expense, cause to be maintained in full force and effect the insurance coverage currently in effect on the Property.

          (e) Covenant to Satisfy Conditions; Effect of Failure to Satisfy.
              ------------------------------------------------------------
     Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Purchaser to be fully satisfied, performed and discharged, on and as of the Closing Date.

     10.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 2:00 p.m., local time, on September 17, 2001, at the offices of Title Company, or at such earlier time as shall be agreed by the parties.

     11.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a) Limited or Special Warranty Deed.  A Limited or Special Warranty
              --------------------------------
     Deed (the "Deed") conveying to Purchaser marketable fee simple title to the Land and Improvements, together with all rights, easements, and appurtenances thereto, subject only to the Permitted Exceptions in form and substance reasonably acceptable to Title Company;

          (b) Bill of Sale.  A Bill of Sale conveying to Purchaser marketable
              ------------
     title to the Personal

     Property in the form and substance of Exhibit "F";
                                           -----------

          (c) Blanket Transfer.  A Blanket Transfer and Assignment in the form
              ----------------
     and substance of Exhibit "G";
                      -----------

          (d) Assignment and Assumption of Lease.  An Assignment and Assumption
              ----------------------------------
     of Lease in the form and substance of Exhibit "H", assigning to Purchaser
                                           -----------
     all of Seller's right, title, and interest in and to the Lease and the rents thereunder;

          (e) Seller's Affidavit.  A customary seller's affidavit in the form
              ------------------
     required by the Title Company;

          (f) FIRPTA Certificate. A FIRPTA Certificate in such form as Purchaser
              ------------------
     shall reasonably approve;

          (g) Certificates of Occupancy.  The original Certificates of occupancy
              -------------------------
     for all space within the Improvements;

          (h) Marked Title Commitment.  The Title Commitment, marked to change
              -----------------------
     the effective date thereof through the date and time of recording the Deed from Seller to Purchaser, to reflect that Purchaser is vested with the fee simple title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied;

          (i) Keys and Records.  All of the keys to any doors or locks on the
              ----------------
     Property and the original tenant files and other books and records relating to the Property in Seller's possession;

          (j) Tenant Notice.  Notice from Seller to the Tenant of the sale of
              -------------
     the Property to Purchaser in such form as Purchaser shall reasonably approve;

          (k) Settlement Statement.  A settlement statement setting forth the
              --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

          (l) Association/Governing Board Estoppels.  An estoppel signed by an
              -------------------------------------
     authorized representative of any association, governing board, or other entity governing the Property addressed to Purchaser and any lender to the effect that neither the Seller nor the Property are in default under any of the applicable instruments and that current charges and/or assessments have been paid; and

          (m) Other Documents.  Such other documents as shall be reasonably
              ---------------
     required by Purchaser's counsel.

     12.  Purchaser's Closing Documents.  Purchaser shall obtain or execute and
          -----------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

     (a)  Blanket Transfer.  The Blanket Transfer and Assignment;
          ----------------

     (b)  Assignment and Assumption of Lease.  The Assignment and Assumption of
          ----------------------------------
Lease;

     (c)  Settlement Statement.  A settlement statement setting forth the
          --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

     (d)  Other Documents.  Such  other documents as shall be reasonably
          ---------------
required by Seller's counsel.

     13.  Closing Costs.  Seller shall pay the cost of the Title Commitment,
          -------------
including the cost of the examination of title to the Property made in connection therewith, and the premium for the owner's policy of title insurance issued pursuant thereto at standard rates. Seller shall pay the cost of any transfer or documentary tax imposed by any jurisdiction in which the Property is located, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto.

Purchaser shall pay the cost of any survey obtained by Purchaser, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

     14.  Prorations.  The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a) Rents. Rents, additional rents, and other income of the Property
              -----
     (other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenant for any period following the month of Closing, or otherwise.

          (b) Property Taxes. City, state, county, and school district ad
              --------------
     valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment for the Property required to be paid with respect to the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller. This agreement shall expressly survive the Closing.

          (c) Utility Charges.  Except for utilities which are the
              ---------------
     responsibility of Tenant, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

     15.  Purchaser's Default.  In the event of default by Purchaser under the
          -------------------
terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

     16.  Seller's Default.  In the event of default by Seller under the terms
          ----------------
of this Agreement, including, without limitation, the failure of Seller to cure any title defects or objections, except as otherwise specifically set forth herein, at Purchaser's option: (i) if any such defects or objections constitutes a Monetary Lien, Purchaser shall have the right to cure such defects or objections, in which event the Purchase Price shall be reduced by an amount equal to the costs to satisfy, bond over or insure over such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement; or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (iii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions"; or (iv) Purchaser may elect to seek specific performance of this Agreement. Purchaser hereby waives the right to seek and obtain damages by reason of any default by Seller except as provided in Section 8 hereof.

     17.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain and in either instance the Lease is terminable or rent thereunder may be reduced or abated, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within fifteen (15) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     18.  Damage or Destruction.  If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds $250,000.00 or if the Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within fifteen (15) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $250,000.00 and the Lease remains in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

     19.  Hazardous Substances.  Seller hereby warrants and represents to the
          --------------------
best of Seller's actual knowledge, that except as disclosed in that certain Phase I Environmental Site Assessment (the "Environmental Site Assessment"), dated October 7, 1998, prepared by Associated Environmental Consultants,
Inc. (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the Resource Conservation and Recovery Act, as
                     --  ---
amended, 42 U.S.C. Section 6901 et. seq., and the rules and regulations
                                --  ---
promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property by Seller in violation of applicable laws, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into the Improvements, or disposed of on the Property by Seller, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, (v) Seller has received no written notice of an investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances that is proposed, threatened, or in existence with respect to the Property, and (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. Seller further warrants and represents that it has no actual knowledge of any of the foregoing matters other than as set forth in the Environmental Site Assessment.

     20.  Assignment.  Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable except to a party under the control of controlled by or under common control with Purchaser without the consent of Seller which consent shall not be unreasonably withheld.

     21.  Broker's Commission.  Seller has by separate agreement agreed to pay a
          -------------------
brokerage commission to Real Estate Resource Partners ("Seller's Broker") and Purchaser has by separate agreement agreed to pay a brokerage commission to Kent Jones Company ("Purchaser's Broker") (collectively, the "Broker"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than the aforesaid Broker so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this

Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Broker and any broker or agent claiming under Seller's Broker or Seller. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, including any such claim asserted by Purchaser's Broker and any broker or agent claiming under Purchaser's Broker or Purchaser. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

     22.  Notices.  Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by facsimile (with confirmation of transmission) to the addresses and/or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

     PURCHASER:          c/o Wells Capital, Inc.
                         6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Attn: Mr. Michael C. Berndt
                         Facsimile: (770) 200-8199

     with a copy to:     O'Callaghan & Stumm LLP
                         127 Peachtree Street, N. E., Suite 1330
                         Atlanta, Georgia 30303
                         Attn: William L. O'Callaghan, Esq.
                         Facsimile: (404) 522-2002

     SELLER:             c/o Brookdale Group, LLC
                         3445 Peachtree Road, Suite 700
                         Atlanta, Georgia 30326
                         Attn: Mr. Seabie W. Hickson, III
                         Facsimile: (404) 364-8099

     with a copy to :    King & Spalding
                         191 Peachtree Street, N.E., Suite 4900
                         Atlanta, Georgia 30303
                         Attn: Scott J. Arnold, Esq.
                         Facsimile: (404) 572-5100


Any notice or other communication mailed as herein above provided shall be deemed effectively given or received on the date of delivery, if delivered by hand, by overnight courier or facsimile, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     23.  Possession.  Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

     24.  Time Periods.  If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     25.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of one (1) year from Closing.

     26.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the
extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     27.  Authorization.  Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     28.  General Provisions.   No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Texas. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     29.  Effective Date.  The "effective date" of this Agreement shall be
          --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

     30.  Duties as Escrow Agent.  In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

                       [Signatures commence on next page]
                       ==================================

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                         "SELLER":

                         SV RESERVE, L.P., a Georgia limited partnership



                         By:  /s/ C. L. Davidson, III
                              --------------------------------
                         Name: C. L. Davidson. III
                         Its: President


                         "PURCHASER":

                         WELLS CAPITAL, INC., a Georgia corporation


                         By: /s/ Leo F. Wells, III
                             ---------------------------------
                         Its: President
                             ---------------------------------

                         "ESCROW AGENT":

                         /s/ John P. Bruce
                         -------------------------------------

                         By:  /s/ John P. Bruce
                            ----------------------------------
                         Its: Commercial Escrow Officer
                             ---------------------------------

                         "SUBJECT TO THE TERMS
                         AND CONDITIONS CONTAINED
                         IN THE ATTACHED EARNEST
                         MONEY RECEIPT."

                    [LETTERHEAD OF HERITAGE TITLE COMPANY]


                             EARNEST MONEY RECEIPT

Date:   July 24, 2001

RE: GF# 00010949; Simmons Vedder & Co. to TBD; Reserves A and B of Greens Crossing, Plat in 308, Page 2 Map Records of Harris County, Texas and All of that tract or parcel of land located west of Reserves A and B of Greens Crossing Section Four and west of Greens Crossing Section 8 and so

Heritage Title Company of Austin, Inc., as Escrow Agent, hereby acknowledges receipt of Purchaser's wire transfer in the amount of $250,000.00, tendered as Earnest Money to be held by Escrow Agent in accordance with the terms and conditions of the attached Agreement for the Purchase and Sale of Property. Escrow Agent does not assume and shall not incur any liability, implied or otherwise, as a result of any banking institution's dishonor of said check for any reason, or the performance or non-performance by any party to the agreement. If the check is dishonored for any reason after being deposited for collection, Escrow Agent may, at its option, notify all parties to the transaction of said dishonor, require that any replacement of dishonored check be accomplished with a Cashier's Check or deposit by wire transfer of funds, and collect any banking charges incurred by Escrow Agent as a result of said dishonor.

The Earnest Money has been deposited into The Chase Manhattan Bank, Austin, Texas. Escrow Agent shall not be liable for any interest or other charge on the funds held and shall assume no liability for the funds until said check is cleared through regular channels of banking. Escrow Agent shall not refund or invest the funds until it has received collected funds into its escrow account. Please be advised of the following critical elements associated with Escrow Agent's receipt of these funds:

     In the event Purchaser has additional deposit accounts at the above referenced banking institution, the Earnest Money will be added to the total funds deposited on behalf of Purchaser so as to be included in any insurance limits. PLEASE NOTIFY ESCROW AGENT IMMEDIATELY IF THE EARNEST MONEY SHOULD BE PLACED WITH ANOTHER BANKING INSTITUTION.

     This Earnest Money has been deposited into a NON-INTEREST BEARING ACCOUNT. IF THE PURCHASER SHOULD REQUEST OR THE CONTRACT REQUIRE THE EARNEST MONEY TO BE DEPOSITED INTO AN INTEREST BEARING ACCOUNT, ESCROW AGENT MUST BE CONTACTED AS ADDITIONAL REQUIREMENTS ARE NECESSARY FOR THE HANDLING OF SUCH ACCOUNTS, including Purchaser's execution of a Form W-9 and an Authorization to Invest Funds. Service Fees may be incurred for any amounts less than $5,000.00.

     Escrow Agent may, at its sole option, require a written release and authorization signed by all parties before paying the Earnest Money Deposit to any or either party.

HERITAGE TITLE COMPANY OF AUSTIN, INC.


By: /s/ John P. Bruce
   --------------------------------------------
       John P. Bruce, Commercial Escrow Officer


                    Heritage Title Company of Austin, Inc.
 98 San Jacinto Boulevard . Suite 100 . Austin, Texas 78701 . 512/505-5000 .
                               Fax 512/505-5021

                              Schedule of Exhibits
                              --------------------


Exhibit "A"   -    Description of Land
Exhibit "B"   -    Not Used
Exhibit "C"   -    Copy of Lease
Exhibit "D"   -    Tenant Estoppel Certificate Form
Exhibit "E"   -    Not Used
Exhibit "F"   -    Bill of Sale Form
Exhibit "G"   -    Blanket Transfer and Assignment Form
Exhibit "H"   -    Assignment and Assumption of Lease Form

                                  EXHIBIT "A"
                                  -----------
                               LEGAL DESCRIPTION


The surface estate only of unrestricted Reserve "A" Block 1, RESERVE AT GREENS CROSSING, a subdivision in Harris County, Texas, according to map or plat thereof, recorded in Clerk's File No. T681583, Film Code No. 418068 of the Map Records of Harris County, Texas.